Exhibit 10.29

ESCROW AGREEMENT

This Escrow Agreement dated this 27th day of October, 2016 (the “Escrow Agreement”), is entered into by and among Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”) and Wilmington Trust, National Association, as escrow agent (“Escrow Agent”).  The parties to this Agreement are individually referred to as “Party” and collectively as “Parties.”

RECITALS

WHEREAS, the Company intends to offer and sell to certain investors (the “Investors”) in a private placement financing (the "Private Placement") the Company's Series A Convertible Preferred Stock (the "Stock") pursuant to a purchase agreement, dated the date hereof, among the Company and the Investors (the “Purchase Agreement”).

WHEREAS, the Investors, in connection with their intent to purchase the Stock in the Private Placement, are to deliver cash in payment therefor; and

WHEREAS, the Private Placement will close only after fulfillment of the conditions set forth in Exhibit A hereto (the "Closing Conditions"); and

WHEREAS, the parties hereto desire to provide for the safekeeping of the Escrow Amount and the Certificates (each as defined below) until such time as the Escrow Amount and the Certificates (collectively, the “Escrow Deposits”) are released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

ARTICLE 1

ESCROW DEPOSITS

Section 1.1.  Receipt of Escrow Deposits.

(a)     Following execution of this Escrow Agreement by the parties hereto, the Investors are to deposit an aggregate of up to $38,600,000 into an account (the “Escrow Account”) established with Escrow Agent.  The Escrow Account is set forth below:

Genco Shipping & Trading Limited Escrow Account:

Wilmington Trust, National Association

Manufacturers & Traders Trust Co.

ABA# 031100092

A/C# A/C 118750-000

A/C Name: Genco Shipping & Trading Escrow

Attn: Deb Daniello, 617-457-2020

(b)     Escrow Agent will hold the deposit described in Section 1.1(a) in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom (the “Escrow Amount”), in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein.

(c)     Upon execution of this Escrow Agreement by the parties hereto, the Company shall deposit stock certificates representing all Stock issuable to the Investors under the Private Placement (the “Certificates”).  Escrow Agent will hold the Certificates in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not release the Certificates except as provided herein.  Unless and until the certificate of designations has been filed with respect to the Stock, the Escrow Amount has been released to the Company as provided herein, and Certificates have been released to the Investors as provided herein, the Stock shall not be deemed to be outstanding and the Investors shall have no rights as shareholders of the Stock.

Section 1.2.  Deposits.  Escrow Agent shall deposit the Escrow Amount in a non-interest bearing account.

Section 1.3.  Disbursements and Releases.

(a)     At any time prior to 11:59 p.m. on November 15, 2016 (the “Deadline”), if the Closing Conditions have been fulfilled or waived, the Company may give its written direction in accordance with Section 1.5 hereto (a “Written Direction”) to release the Escrow Amount to the Company to the account and by the means of transmittal specified therein and to release and deliver the Certificates to the Investors to the respective addresses provided by the Company.

(b)     If the Company provides a Written Direction instructing the Escrow Agent to return the entire Escrow Amount to all Investors and to return the Certificates to the Company, or if the Company provides a Written Direction instructing the Escrow Agent to return any portion of the Escrow Amount to the relevant Investor and to return to the Company the Certificates allocated to such Investor, the Escrow Agent shall promptly return to each such Investor the portion of the Escrow Amount it contributed by check to the address provided by the Company and shall promptly return the applicable Certificates to the Company to its address for notices as set forth herein.

(c)     In the event that the Company does not provide a Written Direction to the Escrow Agent regarding release or return of the Escrow Deposits at any time prior to the Deadline as described in Section 1.3(a) or (b), the Escrow Agent shall promptly return to each such Investor the portion of the Escrow Amount it contributed by check to the address provided by the Company and shall promptly return the applicable Certificates to the Company to its address for notices as set forth herein.

(d)     In the event that Escrow Agent makes any payment to any party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

(e)     The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Deposits, including without limitation any attachment, levy or garnishment, without any obligation to determine such court's jurisdiction in the matter and in accordance with its normal business practices.  If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to the Company or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(f)      Each Party understands and agrees that Escrow Agent shall have no obligation or duty to act upon a Written Direction delivered to Escrow Agent for the disbursement or release of any Escrow Deposit under this Agreement if such Written Direction is not (i) in writing, (ii) signed by any individual designated by the Company on Exhibit B hereto (each such individual, an “Authorized Representative”) and (iii) delivered to, and able to be authenticated by, the Escrow Agent in accordance with Section 1.5.

(g)     Upon request the Escrow Agent will furnish monthly statements to the Company setting forth the activity in the Account.

(h)     A party may specify in a written notice for the disbursement of funds whether such Escrow Amount shall be disbursed by way of wire transfer or check.  If the written notice for the disbursement of funds does not so specify the disbursement means, Escrow Agent may disburse the Escrow Amount by any means chosen by Escrow Agent.

(i)     To the extent the Company has any claim for damages against an Investor arising out of the Purchase Agreement, without limiting the remedies available to the Company, the Company may assert such claim against the portion of the Escrow Amount such Investor contributed.

Section 1.4.  Written Direction and Other Instruction.

(a)     With respect to any Written Direction or any other notice, direction or other instruction required to be delivered by a party to Escrow Agent under this Agreement, Escrow Agent is authorized to follow and rely upon any and all such instructions given to it from time to time if the Escrow Agent believes, in good faith, that such instruction is genuine and to have been signed by an Authorized Representative.  Escrow Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of a party, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person. The Company acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to Escrow Agent, and that there may be more secure methods of transmitting instructions other than the method selected by the Company. Escrow Agent shall have no responsibility or liability for any loss which may result from (i) any action taken or not taken by Escrow Agent in good faith reliance on any such signatures or instructions, (ii) as a result of the Company’s reliance upon or use of any particular method of delivering instructions to Escrow Agent, including the risk of interception of such instruction and misuse by third parties, or (iii) any action taken or not taken by Escrow Agent in good faith reliance on a Written Direction executed by any officer or Authorized Representative named in an incumbency certificate or Exhibit B delivered hereunder prior to actual receipt by Escrow Agent of a more current incumbency certificate or an updated Exhibit B and a reasonable time for Escrow Agent to act upon such updated or more current certificate or Exhibit.

(b)     The Company may, at any time, update Exhibit B by signing and submitting to Escrow Agent an update of such Exhibit.  Any updated Exhibit shall not be effective unless Escrow Agent countersigns a copy thereof.  Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Exhibit B.

Section 1.5  Delivery and Authentication of Written Direction.

(a)     A Written Direction must be delivered to Escrow Agent by one of the delivery methods set forth in Section 4.3.

(b)     The Company and Escrow Agent hereby agree that the following security procedures will be used to verify the authenticity of a Written Direction delivered by the Company to Escrow Agent under this Agreement:

(i)      The Written Direction must include the name and signature of the person delivering the disbursement request to Escrow Agent.  Escrow Agent will check that the name and signature of the person identified on the Written Direction appears to be the same as the name and signature of an Authorized Representative;

(ii)     Escrow Agent will make a telephone call to an Authorized Representative (which Authorized Representative may be the same as the Authorized Representative who delivered the Written Direction) at any telephone number for such Authorized Representative as set forth on Exhibit B to obtain oral confirmation of delivery of the Written Direction;  and

(iii)    If the Written Direction is sent by email to Escrow Agent, Escrow Agent also shall review such email address to verify that it appears to have been sent from an email address for an Authorized Representative as set forth on Exhibit B, or from an email address for a person authorized under Exhibit B to email a Written Direction to Escrow Agent on behalf of the Authorized Representative).

(c)     Each Party acknowledges and agrees that given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by Escrow Agent and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 1.5 are a commercially reasonable method of verifying the authenticity of an order in a Written Direction.

(d)     Escrow Agent is authorized to execute, and the Company expressly agrees to be bound by any order in a Written Direction issued in its name (and associated funds transfer) (i) that is accepted by Escrow Agent in accordance with the security procedures set forth in this Section 1.5, whether or not authorized by the Company and/or (ii) that is authorized by or on behalf of the Company or for which such party is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 1.5 were followed, and to debit any relevant account at Escrow Agent for the amount of the order.  Notwithstanding anything else, Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if Escrow Agent is authorized to execute the payment order under this Section 1.5.

(e)     The security procedures set forth in this Section 1.5 are intended to verify the authenticity of orders provided to Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any order.  Escrow Agent is not responsible for detecting an error in the order, regardless of whether either party believes the error was apparent, and Escrow Agent is not liable for any damages arising from any failure to detect an error.

(f)     When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Each party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by Escrow Agent hereunder.

(g)     Escrow Agent shall not be obliged to make any payment requested under this Agreement if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 1.5.  Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Agreement, Escrow Agent shall not be required to treat a payment order as having been received until Escrow Agent has authenticated it pursuant to the security procedures in this Section 1.5 and shall not be liable or responsible for any losses arising in relation to such delay or failure to act.

Section 1.6.  Termination.  Upon the disbursement or release of all of Escrow Deposits, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

Section 2.1.  Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to the Company or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of the Company to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the parties and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.  Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.  Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.  Indemnification.    The Company hereby agrees to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence or willful misconduct.  Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder.  The terms of this paragraph shall survive termination of this Agreement.

Section 3.2.  Limitation of Liability.  the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s gross negligence or willful misconduct, or (ii) special, Indirect or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.  Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Company, and the Company may remove the Escrow Agent by furnishing to the Escrow Agent a written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Deposits and to deliver the same to a successor escrow agent as shall be appointed by the Company, as evidenced by a written notice delivered to  the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.  Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company.  The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.  The terms of this paragraph shall survive termination of this Agreement.

Section 3.5.  Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Deposits until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Deposits, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of any Escrow Deposits, in which event the Escrow Agent shall be authorized to disburse the Escrow Deposits in accordance with such final court order, arbitration decision, or agreement, or (iii) subject to Section 1.3 hereof, files an interpleader action in any court of competent jurisdiction and deposits the Escrow Deposits with such court, and upon such deposit, the Escrow Agent shall be relieved of all liability as to the Escrow Deposits and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.  Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.  Attachment of Escrow Deposits; Compliance with Legal Orders.  In the event that any Escrow Deposit shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Deposit, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it reasonably deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to the Company or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8  Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9  Compliance with Legal Orders.  Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

Section 3.10 Disagreements.  In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent.

Section 3.11 No Financial Obligation.  Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4

MISCELLANEOUS

Section 4.1.  Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Company and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement, except that the Investors shall be express third-party beneficiaries of this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and shall require the prior written consent of the other Party (such consent not to be unreasonably withheld).

Section 4.2.  Escheat.  Each Party is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Company, its heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Deposits escheat by operation of law.

Section 4.3.  Notices.   All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, (iv) by mail or by certified mail, return receipt requested, and postage prepaid, or (v) by electronic transmission; including by way of e-mail (as long as such email is accompanied by a PDF or similar version of the relevant document bearing an authorized signature, which such signature shall, in the case of the Company, be a signature set forth in Exhibit B.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Company to notify the Escrow Agent in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Company:

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, NY 10171

Attention:  John C. Wobensmith, President

Telephone: (646) 443-8555

Facsimile:  (646) 443-8551

Email address:  john.wobensmith@gencoshipping.com

with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Thomas E. Molner, Esq.

Telephone:  (212) 715-9429

Facsimile:  (212) 715-8000

Email address:  tmolner@kramerlevin.com

If to the Escrow Agent:

Wilmington Trust, National Association

Corporate Client Services

280 Congress Street, Suite 1300

Boston, MA  02210

Attn: Deborah Daniello

Facsimile: (617) 457-2020

Email address:  ddaniello@wilmingtontrust.com

Section 4.4.  Governing Law.   This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.5.  Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Deposits.

Section 4.6.  Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Company and the Escrow Agent; provided that any amendment to Section 1.3 shall require the written consent of Investors who deposited at least a majority of the funds held pursuant to this Agreement.

Section 4.7.  Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.  Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.  Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

Genco shipping & trading limited

By:	/s/ Apostolos Zafolias

Name:	Apostolos Zafolias

Title:	Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Deborah M. Daniello

Name:	Deborah M. Daniello

Title:	Vice President

Exhibit A

CLOSING CONDITIONS

1.     All conditions to closing under the Purchase Agreement shall have been fulfilled or waived.